Exhibit 99.1

U.S.I. Holdings Corporation

Summary Statements of Operations by Segment

for each Quarter and Year-to-date - 2003

Reclassified for Segment Reorganization Effective January 1, 2004 (1)

A reconciliation of EBITDA to Income (Loss) From Continuing Operations Before Income Tax Expense (Benefit) by segment for each Quarter and Year-to-date period ending March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003:

	Three Months Ended March 31, 2003				Three Months Ended March 31, 2003
	Insurance Brokerage	Specialized Benefits	Corporate	Total	Insurance Brokerage	Specialized Benefits	Corporate	Total
Total revenues	$76,570	$5,908	$81	$82,559	$76,570	$5,908	$81	$82,559

Compensation and benefits	43,145	3,425	2,167	48,737	43,145	3,425	2,167	48,737
Other operating expense	13,418	1,196	2,872	17,486	13,418	1,196	2,872	17,486

EBITDA (2)	20,007	1,287	(4,958)	16,336	20,007	1,287	(4,958)	16,336

Depreciation	1,683	128	756	2,567	1,683	128	756	2,567
Amortization	4,814	350	—	5,164	4,814	350	—	5,164
Interest	597	215	2,276	3,088	597	215	2,276	3,088

Income/(loss) from continuing operations before income tax expense (benefit)	$12,913	$594	$(7,990)	$5,517	$12,913	$594	$(7,990)	$5,517

EBITDA Margin (2)	26.1%	21.8%	n/m	19.8%	26.1%	21.8%	n/m	19.8%

	Three Months Ended June 30, 2003				Six Months Ended June 30, 2003
	Insurance Brokerage	Specialized Benefits	Corporate	Total	Insurance Brokerage	Specialized Benefits	Corporate	Total
Total revenues	$84,090	$2,114	$43	$86,247	$160,660	$8,022	$124	$168,806

Compensation and benefits	44,994	2,375	2,004	49,373	88,140	5,800	4,170	98,110
Other operating expense	14,222	1,277	3,078	18,577	27,638	2,474	5,951	36,063

EBITDA (2)	24,874	(1,538)	(5,039)	18,297	44,882	(252)	(9,997)	34,633

Depreciation	1,996	84	418	2,498	3,679	212	1,174	5,065
Amortization	5,157	349	—	5,506	9,972	698	—	10,670
Interest	543	202	2,367	3,112	1,140	417	4,643	6,200

Income/(loss) from continuing operations before income tax expense (benefit)	$17,178	$(2,173)	$(7,824)	$7,181	$30,091	$(1,579)	$(15,814)	$12,698

EBITDA Margin (2)	29.6%	-72.8%	n/m	21.2%	27.9%	-3.1%	n/m	20.5%

	Three Months Ended September 30, 2003				Nine Months Ended September 30, 2003
	Insurance Brokerage	Specialized Benefits	Corporate	Total	Insurance Brokerage	Specialized Benefits	Corporate	Total
Total revenues	$82,086	$4,681	$208	$86,975	$242,746	$12,703	$332	$255,781

Compensation and benefits	45,024	2,419	2,027	49,470	133,164	8,219	6,197	147,580
Other operating expense	13,781	2,412	2,574	18,767	41,419	4,886	8,525	54,830

EBITDA (2)	23,281	(150)	(4,393)	18,738	68,163	(402)	(14,390)	53,371

Depreciation	1,686	91	423	2,200	5,365	303	1,597	7,265
Amortization	5,111	350	—	5,461	15,083	1,048	—	16,131
Interest	356	167	1,434	1,957	1,496	584	6,077	8,157
Early extinguishment of debt (interest adjustment)	—	—	4,049	4,049	—	—	4,049	4,049

Income/(loss) from continuing operations before income tax expense (benefit)	$16,128	$(758)	$(10,299)	$5,071	$46,219	$(2,337)	$(26,113)	$17,769

EBITDA Margin (2)	28.4%	-3.2%	n/m	21.5%	28.1%	-3.2%	n/m	20.9%

	Three Months Ended December 31, 2003				Twelve Months Ended December 31, 2003
	Insurance Brokerage	Specialized Benefits	Corporate	Total	Insurance Brokerage	Specialized Benefits	Corporate	Total
Total revenues	$86,005	$12,815	$201	$99,021	$328,751	$25,518	$533	$354,802

Compensation and benefits	48,028	2,571	1,986	52,585	181,192	10,790	8,183	200,165
Other operating expense	15,074	4,657	2,961	22,692	56,493	9,543	11,486	77,522

EBITDA (2)	22,903	5,587	(4,746)	23,744	91,066	5,185	(19,136)	77,115

Depreciation	1,784	100	493	2,377	7,149	403	2,090	9,642
Amortization	5,402	351	—	5,753	20,485	1,399	—	21,884
Interest	182	139	1,631	1,952	1,678	723	7,708	10,109
Early extinguishment of debt (interest adjustment)	—	—	—	—	—	—	4,049	4,049

Income/(loss) from continuing operations before income tax expense (benefit)	$15,535	$4,997	$(6,870)	$13,662	$61,754	$2,660	$(32,983)	$31,431

EBITDA Margin (2)	26.6%	43.6%	n/m	24.0%	27.7%	20.3%	n/m	21.7%

(1)	Effective January 1, 2004, we moved our core benefits operation and part of our executive and professional benefits operation from our Specialized Benefits segment into the Insurance Brokerage segment, reorganizing the management and reporting of the two business units. The change was made based on the determination that these business units’ focus is on a target market and an array of products similar to that of the Insurance Brokerage Segment.

(2)	We present EBITDA because we believe that it is a relevant and useful indicator of our operating profitability. We believe EBITDA is relevant due to our leveraged capital structure and resulting significant amount of interest expense and due to our acquisition strategy and resulting significant amount of amortization of intangible assets. We present EBITDA Margin because we believe it is a relevant and useful indicator in understanding how we view our operating efficiency.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as EBITDA and EBITDA Margin to provide a financial measure by which to compare a company’s assessment of its operating profitability against that of its peers. EBITDA and EBITDA Margin may be helpful in reflecting our operating performance in a manner that may not otherwise be apparent when relying solely on GAAP financial measures, because EBITDA and EBITDA Margin eliminate from earnings financial items that have less bearing on our operating performance.

You should not consider these financial measures as alternatives to other financial measures determined in accordance with GAAP or as alternatives to cash flows from operating activities, investing activities or financing activities or as a measure of liquidity. In addition, please note that because not all companies calculate these financial measures similarly, the presentation of these measures in this report is not necessarily comparable to those of other companies.